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                                                                   Exhibit 10.18

                                    AGREEMENT

         This Agreement is made and entered into freely and voluntarily and is effective as of July 23, 1996, by and between Thomas E. Linnen (hereinafter referred to as "Linnen") and Continental Circuits Corp. (hereinafter referred to as "Continental").

         WHEREAS, the parties mutually wish to modify their current employment relationship and provide for an orderly termination of Linnen's employment by Continental, all on terms satisfactory to both Linnen and Continental:

         IN CONSIDERATION of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, Continental and Linnen agree as follows:

         1. Termination of Current Relationship. The parties acknowledge that Linnen's employment by Continental terminated as of June 11, 1996 (the "Date of Termination"). As of the Date of Termination, Linnen resigned as an officer of Continental.

         2. No Continuing Duties. Linnen acknowledges that from and after the Date of Termination, he has had and shall have no further duties for or on behalf of Continental.

         3. Severance Payment. So long as Linnen continues to comply with all requirements of this Agreement, Continental agrees to pay Linnen an amount equal to 12 months base salary, over a 12-month period, at the times and in the amounts that are presently paid to Linnen in accordance with the normal payroll procedures of Continental.

         4. Benefits.

            a. Continental agrees to pay premiums for medical benefits (COBRA) for Linnen and Linnen's dependents, if any, for coverage similar to those benefits currently provided by Continental for 90 days following the Date of Termination.

            b. From and after July 31, 1996, Linnen shall be responsible for all expenses relating to Linnen's Lincoln automobile, including without limitation all lease payments and costs of maintenance, fuel and insurance.

            c. Continental will pay up to $10,000 for costs of outplacement services for Linnen which are incurred by Linnen within 90 days of the Date of Termination.

         5. Stock Options. Effective as of the date of Termination, all of Linnen's 6,000 outstanding stock options shall be fully vested.

         6. Release and Covenant Not to Sue. Linnen hereby releases, acquits and forever discharges Continental, its subsidiaries, affiliates, directors, officers, employees and agents of and from any and all actions, claims, damages, expenses or costs of whatever nature arising out of Linnen's employment and the termination of such relationship, or Linnen's service as an officer or director of Continental (or any subsidiary) including, but not limited to, any rights or claims to any vacation, sick leave, severance, medical, dental or any other benefits under the Company's internal policies, under any federal, state or local statute or regulation, or under common law. Linnen further covenants and agrees not to join in or commence any action, suit or proceeding, in law or in equity, or before any administrative agency, or to incite, encourage, or participate in any such action, suit or proceedings, against Continental, its subsidiaries, affiliates, directors, officers, employees or agents in any way pertaining to or arising out of his employment by or service as an employee, consultant, officer or director of Continental (or any subsidiary) or the termination of any of such relationships.
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         Linnen acknowledges that the consideration afforded him under this
Agreement, including the payments described in Paragraph 3 above, are in full and complete satisfaction of any claims Linnen may have, or may have had, arising out of his employment with Continental (or any subsidiary) or the termination thereof.

         Continental hereby releases, acquits and forever discharges Linnen of and from any and all actions, claims, damages, expenses or costs of whatever nature arising out of Linnen's employment by or service as an employee, consultant, officer or director of Continental (or any subsidiary), except for those matters as to which Linnen is not entitled to indemnification, as contemplated by Paragraph 17 below.

         7. Time Period for Considering or Canceling this Agreement. Linnen acknowledges that Continental has encouraged him to consult with an attorney of his choice with respect to this Agreement. Linnen further acknowledges that he has been offered a period of time of at least 21 days to consider whether to sign this Agreement, and Continental agrees that Linnen may cancel this Agreement at any time during the seven days following the date on which this Agreement has been signed by all parties to this Agreement. In order to cancel or revoke this Agreement, Linnen must deliver to Continental at 3502 East Roeser Road, Phoenix, AZ 85040, written notice stating that Linnen is canceling or revoking this Agreement. If this Agreement is timely canceled or revoked, none of the provisions of this Agreement shall be effective or enforceable and Continental shall not be obligated to make the payments to Linnen or to provide Linnen with the other benefits described in this Agreement.

         8. Confidentiality of Agreement. Linnen and Continental agree to maintain in confidence the terms and existence of this Agreement and the discussions that let to its creation and execution, with the exception that Continental may disclose this Agreement and its terms to the extent required or appropriate under applicable securities laws or other laws and that Linnen may disclose such matters to any attorney who is providing advice to Linnen, to any accountant or federal or state tax agency for purposes of complying with any tax laws, or as otherwise required by law. Further, Linnen acknowledges that any duties of confidentiality imposed upon Linnen by agreement or by law, including without limitation those imposed by Paragraphs 8 and 10 of this Agreement, shall survive the termination of Linnen's employment.

         9. Reliance. Linnen warrants and represents that (i) he has relied on his own judgment regarding the consideration for and language of this Agreement; that (ii) Continental has not in any way coerced or unduly influenced him to execute this Agreement; and (iii) that this Agreement is written in a manner that is understandable to him and he has read an understood all paragraphs of this Agreement.

         10. Confidential Information. Linnen acknowledges that, during his employment by Continental, Linnen has received and also contributed to the production of, Confidential Information. For purposes of this Agreement, Linnen agrees that "Confidential Information" shall mean information or material proprietary to Continental or designated as Confidential Information by Continental and not generally known by non-Continental personnel, which Linnen developed or of or to which Linnen obtained knowledge or access through or as a result of Linnen's relationship with Continental (including information conceived, originated, discovered or developed in whole or in part by Linnen). Linnen further agrees:

         10.1 To furnish Continental on demand, a complete list of the names and addresses of all present, former and potential customers and other contacts gained while an employee of Continental, whether or not in the possession or within the knowledge of Continental.

         10.2 That all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to Continental, and Linnen agrees promptly to turn over all copies of such materials in Linnen's control to Continental.

         10.3  That Linnen will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Linnen's work for Continental.
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         10.4  That any ideas in whole or in part conceived of or made by Linnen during the term of his employment or relationship with Continental which were made through the use of any of the Confidential Information of Continental or any of Continental's equipment, facilities, trade secrets or time, or which result from any work performed by Linnen for Continental, belong exclusively to Continental and shall be deemed a part of the Confidential Information for purposes of this Agreement. Linnen hereby assigns and agrees to assign to Continental all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Linnen shall acknowledge and deliver to Continental, without charge to Continental (but at its expense) such written instruments and do such other acts, including giving testimony in support of Linnen's authorship or inventorship, as the case may be, necessary in the opinion of Continental to obtain patents or copyrights or to otherwise protect or vest in Linnen the entire right and title in and to the Confidential Information.

         11. Non-Compete After Employment Term. The parties acknowledge that Linnen has acquired much knowledge and information concerning the business of Continental and its affiliates as the result of Linnen's employment. The parties further acknowledge that the scope of business in which Continental is engaged as of the date of execution of this Agreement is world-wide and very competitive and one in which few companies can successfully compete. Competition by Linnen in that business would severely injure Continental. Accordingly, until one year after the Date of Termination, Linnen will not:

         11.1 Within any jurisdiction or marketing area in which Continental or any of its affiliates is doing business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by Continental or any of its affiliates. For these purposes, ownership of securities of not in excess of 1% of any class of securities of a public company shall not be considered to be competition with Continental or any of its affiliates;

         11.2 Persuade or attempt to persuade any potential customer or client to which Continental or any of its affiliates has made a proposal or sale, or with which Continental or any of its affiliates has been having discussions, not to transact business with Linnen or such affiliate, or instead to transact business with another person or organization;

         11.3 Solicit the business of any company which is a customer or client of Continental or any of its affiliates at any time during Linnen's employment by the Continental, or was its customer or client within two years prior to the date of this Agreement, provided, however, if Linnen becomes employed by or represents a business that exclusively sells products that do not compete with products then marketed or intended to be marketed by Continental, such contact shall be permissible; or

         11.4 Solicit, endeavor to entice away from Continental or any of its affiliates, or otherwise interfere with the relationship of Continental or any of its affiliates with, any person who is employed by or otherwise engaged to perform services for Continental or any of its affiliates, whether for Linnen's account or for the account of any other person or organization.

         12. Common Law of Torts or Trade Secrets. Nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where such common law provides Continental with broader protection than the protection provided by this Agreement.

         13. Nature of the Agreement. This Agreement and all provisions hereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. This Agreement and all attachments constitute the sole and entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements and understandings between the parties, and there are no agreements of any nature whatsoever between the parties hereto except as expressly stated herein. This Agreement may not be modified or changed except by means of a written instrument signed by both parties. If any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of the Agreement shall
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continue to be in full force and effect. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

         14. No Admission of Liability. Nothing contained in this Agreement shall be construed in any manner as an admission by Continental or Linnen that he or it has violated any statute, law or regulation, or breached any contract or agreement.

         15. Remedies. Any and all remedies set forth herein are intended to be nonexclusive and either party may, in addition to such remedies, seek any additional remedies available either in law or in equity in the event of default or breach by the other party.

         16. Injunctive Relief. Linnen agrees that it would be difficult to measure the damage to Continental from any breach by Linnen of the covenants set forth herein, that injury to Continental from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Linnen agrees that if Linnen should breach any term of this Agreement, Continental shall be entitled, in addition to and without limitation of all other remedies it may have, to offset payments to Linnen required by this Agreement and/or to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damage to Continental. This paragraph shall survive termination of Linnen's employment.

         17. Indemnification. Continental will provide indemnification to Linnen in accordance with the current Certificate and Bylaws of Continental. These obligations shall survive the termination of Linnen's employment.

         18. Testimony. If Linnen has knowledge of or is alleged to have knowledge of any matters which are the subject of any pending, threatened or future litigation involving Continental (or any subsidiary), he will make himself available to testify if and as necessary. Linnen will also make himself available to the attorneys representing Continental in connection with any such litigation or dispute for such purposes as they may deem necessary or appropriate, including but not limited to the review of documents, discussion of the case and preparation for any legal proceedings. This Agreement is not intended to and shall not be construed so as to in any way limit or affect the testimony which Linnen gives in an such proceedings. Further, it is understood and agreed that Linnen will at all times testify fully, truthfully and accurately, whether in deposition, hearing, trial or otherwise.

         19. No Disparagement. Each party agrees that as part of the consideration for this Agreement, he or it will not make disparaging or derogatory remarks, whether oral or written, about the other party or, in the case of Continental, about its subsidiaries, affiliates, officers, directors, employees or agents.

         Dated this 23rd day of July, 1996.



                                              /s/Thomas E. Linnen
                                              -------------------
                                              Thomas E. Linnen


                                              CONTINENTAL CIRCUITS CORPORATION


                                              By:  /s/ Frederick G. McNamee, III
                                                   -----------------------------
                                                   Frederick G. McNamee, III

                                              Its: President and CEO